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Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in this Registration Statement of Genta Incorporated on Form S-3 of our report dated February 7, 2001, with respect to the consolidated financial statements of Genta Incorporated and its subsidiaries appearing in the Annual Report on Form 10-K of Genta Incorporated for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.





/s/ DELOITTE & TOUCHE LLP



Parsippany, New Jersey
December 11, 2001